                                                                    EXHIBIT 99.1



            CONFERENCE CALL TOMORROW, FRIDAY OCTOBER 24 AT 8:30 AM ET
                Dial in: 800-354-6885 with conference ID: Plexus
                   Webcast: www.videonewswire.com/PLXS/102403


                                                                   [PLEXUS LOGO]


FOR IMMEDIATE RELEASE -- FINAL

                   PLEXUS ANNOUNCES Q4 REVENUE OF $216 MILLION

               INITIATES Q1 REVENUE GUIDANCE OF $230- $240 MILLION
                    TARGETS FY 04 REVENUE GROWTH OF 15% - 20%

NEENAH, WI, October 23, 2003 -- Plexus Corp. (Nasdaq: PLXS), today announced results for its fourth fiscal quarter and fiscal year ended September 30, 2003.


Dean Foate, President and Chief Executive Officer of Plexus, commented, "Revenue in the fourth fiscal quarter increased 10% sequentially to $216 million primarily as a result of strengthened demand from a number of existing customers, as well as the start of production for several new customers including LeCroy, AMX and Eastman Kodak Company's Health Imaging Group."

"Given our current outlook," Foate continued, "we are initiating revenue guidance for the first quarter of fiscal 2004 of $230 to $240 million, and would expect EPS in the range of $0.04 to $0.06 at these revenue levels. Looking out past Q1 of fiscal 2004, we are targeting revenue growth of 15% to 20% over fiscal 2003 for the full fiscal year. It is worth noting, however, that we currently expect the second quarter of fiscal 2004 to be down sequentially, as a result of seasonal trends and program specific reductions."

Plexus recorded a $3.9 million net loss for the fourth quarter, reflecting the after-tax effect of $7.9 million in restructuring charges associated with a number of the Company's cost reduction initiatives. Excluding restructuring costs, the Company achieved net income of $440,000 and EPS of $0.01 for the fourth quarter.

The Company provides non-GAAP supplemental information; more specifically, net income and EPS excluding restructuring costs and the impairment of goodwill. This non-GAAP financial data is provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges. Similar non-GAAP measures are used internally by management in assessing performance of its business because such measures provide additional insight into ongoing financial performance. Please refer to the attached accompanying reconciliation of the GAAP net loss and EPS to the non-GAAP supplemental data.

Gordon Bitter, CFO, added, "Reduced costs and improved revenues have expanded gross margins to 7.4% for the quarter compared to 6.0% in the third quarter, while reducing SG&A expense from 8.3% of sales last quarter to 7.1% this quarter."

"We ceased operations at our Richmond, Kentucky site, as scheduled, at the end of September," Bitter continued. "The fourth quarter restructuring charges of $7.9 million included $2.6 million of cash charges, primarily severance costs for Kentucky and RIF's elsewhere and $5.2 million of non-cash charges primarily related to fixed asset write-downs."

                                     (more)

"The balance sheet remains strong. Cash and short-term investments at year-end were approximately $79 million and debt remained very low. Approximately $17.3 million of cash was used during the quarter to finance the scheduled termination of the ABS facility under which the Company had sold certain receivables without recourse. We have just completed a new $100 million asset-backed facility that will provide additional resources to finance growth," Bitter concluded.

For the fiscal year ended September 30, 2003 revenue was $808 million, a reduction of $75.8 million, or 8.6% from the prior year. For the full year, the Company reported a net loss for the year of $68.0 million, compared to a net loss of $4.1 million in fiscal 2002.

FISCAL Q4 HIGHLIGHTS
- Sales by industry were:

                  INDUSTRY           Q4 - FISCAL 2003      Q3 - FISCAL 2003
              Networking/Datacom             38%                  37%
              Medical                        31%                  32%
              Industrial/Commercial          14%                  15%
              Computing                      12%                  12%
              Transportation/Other            5%                   4%

- Top 10 customers comprised 58% of sales during the quarter, compared to 55% in the previous quarter.

- Siemens Medical and Juniper Networks were the only customers representing more than 10% of sales for the quarter.

-   Cash flow used in operations was approximately $22 million for the quarter.

- Days sales outstanding in accounts receivable increased to 47 days compared to 46 days in the third quarter of fiscal 2003.

- Inventory increased sequentially by approximately $15.8 million to $136.5 million, while annualized turns decreased to 6.2 turns this quarter from 6.5 turns in the third fiscal quarter of 2003.

CONFERENCE CALL/WEBCAST AND REPLAY INFORMATION

WHEN:         Friday, October 23, 2003 at 8:30 a.m. Eastern
DIAL IN:      800-354-6885 with conference ID: PLEXUS
WEBCAST:      www.videonewswire.com/PLXS/102403 (requires Windows Media Player)
REPLAY:       800-633-8284 or 402-977-9140 with passcode: 21161149
              or www.videonewswire.com/PLXS/102403
              The call will be archived until midnight on October 31, 2003.
NOTE:         If you experience problems with the webcast, please email
              webcastsupport@tfprn.com.

ABOUT PLEXUS CORP. -- THE PRODUCT REALIZATION COMPANY
Plexus (www.plexus.com) provides end-to-end product design, test, manufacturing, fulfillment and aftermarket solutions to branded product vendors in the medical, networking/datacommunications, industrial, commercial, defense and computer electronics industries.

The Company's unique materials and manufacturing solutions, strategically enhanced by value-added product design and engineering services, are developed to optimize lowest total cost, scalability and responsiveness for programs requiring flexibility, technology and quality. With over $800 million in annual revenues, Plexus provides award-winning customer service to more than 150 branded product vendors in North America, Europe and Asia.

                                     (more)

SAFE HARBOR AND FAIR DISCLOSURE STATEMENT
The statements contained in this release which are not historical facts (such as statements in the future tense and statements including "believe," "expect," "intend," "anticipate", "target" and similar terms and concepts) are forward-looking statements that involve risks and uncertainties, including, but not limited to: the economic performance of the electronics and technology industries; the risk of customer delays, changes or cancellations in both on-going and new programs; the Company's ability to secure new customers and maintain its current customer base; the results of cost reduction and restructuring efforts and our ability to execute on, and achieve anticipated cost savings from, these efforts; possible delays in anticipated and previously announced measures; material cost fluctuations and the adequate availability of components and related parts for production; the effect of changes in average selling prices; the effect of start-up costs of new programs and facilities; the effect of general economic conditions and world events (such as terrorism and the situation in Iraq and North Korea); the impact of increased competition; and other risks detailed in the Company's Securities and Exchange Commission filings.




FOR FURTHER INFORMATION, PLEASE CONTACT:
Kristian Talvitie, Director of Strategic Marketing and Communications 920-969-6160 or email at kristian.talvitie@plexus.com




                            (financial tables follow)

                                  PLEXUS CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)


                                                              Three Months Ended            Twelve Months Ended
                                                                   Sept 30,                      Sept 30,
                                                           ------------------------      ------------------------
                                                              2003           2002           2003           2002
                                                           ---------      ---------      ---------      ---------
                                                                                 (unaudited)
Net sales                                                  $ 216,076      $ 217,475      $ 807,837      $ 883,603
Cost of sales                                                200,103        195,174        754,872        802,283
                                                           ---------      ---------      ---------      ---------

  Gross profit                                                15,973         22,301         52,965         81,320

Operating expenses:
   Selling and administrative expenses                        15,333         19,346         65,152         66,921
   Amortization of goodwill                                        -          1,276              -          5,203
   Restructuring and impairment costs                          7,855          2,394         59,344         12,581
   Acquisition and merger costs                                    -              -              -            251
                                                           ---------      ---------      ---------      ---------
                                                              23,188         23,016        124,496         84,956
                                                           ---------      ---------      ---------      ---------

   Operating income (loss)                                    (7,215)          (715)       (71,531)        (3,636)

Other income (expense):
  Interest expense                                              (673)          (752)        (2,817)        (3,821)
  Miscellaneous                                                  791            518          2,624          1,631
                                                           ---------      ---------      ---------      ---------

   Income (loss) before income taxes and cumulative
      effect of change in accounting for goodwill             (7,097)          (949)       (71,724)        (5,826)

Income tax expense (benefit)                                  (3,224)          (397)       (27,228)        (1,753)
                                                           ---------      ---------      ---------      ---------

   Income (loss) before cumulative effect of change in
      accounting for goodwill                                 (3,873)          (552)       (44,496)        (4,073)
   Cumulative effect of change in accounting for
       goodwill, net of income tax benefit of $4,755               -              -        (23,482)             -
                                                           ---------      ---------      ---------      ---------

Net income (loss)                                          $  (3,873)     $    (552)     $ (67,978)     $  (4,073)
                                                           =========      =========      =========      =========

Earnings per share:
   Basic
   Income (loss) before cumulative effect of change in
      accounting for goodwill                              $   (0.09)     $   (0.01)     $   (1.05)     $   (0.10)
   Cumulative effect of change in accounting
      for goodwill                                                 -              -          (0.56)             -
                                                           ---------      ---------      ---------      ---------
   Net income (loss)                                       $   (0.09)     $   (0.01)     $   (1.61)     $   (0.10)
                                                           =========      =========      =========      =========

   Diluted
   Income (loss) before cumulative effect of change in
      accounting for goodwill                              $   (0.09)     $   (0.01)     $   (1.05)     $   (0.10)
   Cumulative effect of change in accounting
      for goodwill                                                 -              -          (0.56)             -
                                                           ---------      ---------      ---------      ---------
   Net income (loss)                                       $   (0.09)     $   (0.01)     $   (1.61)     $   (0.10)
                                                           =========      =========      =========      =========


Weighted average shares outstanding:
   Basic                                                      42,522         42,010         42,284         41,895
                                                           =========      =========      =========      =========
   Diluted                                                    42,522         42,010         42,284         41,895
                                                           =========      =========      =========      =========

                                     (more)

                       NON-GAAP SUPPLEMENTAL INFORMATION
                      (in thousands, except per share data)



                                                          Three Months Ended               Twelve Months Ended
                                                            September 30,                     September 30,
                                                       ---------------------------      --------------------------
                                                          2003           2002             2003              2002
                                                       ----------     ------------      ----------       ---------
                                                                              (unaudited)
Net loss - GAAP                                        $   (3,873)    $      (552)      $ (67,978)       $  (4,073)

Add cumulative effect of change in accounting
   for goodwill, net of income tax benefit of
   $4,755                                                       -                -        (23,482)               -
                                                       ----------     ------------      ---------        ---------

Loss before cumulative effect of change in
   accounting for goodwill - GAAP                          (3,873)           (552)        (44,496)          (4,073)

Add income tax benefit                                     (3,224)           (397)        (27,228)          (1,753)
                                                       ----------     ------------      ---------        ---------

Loss before income taxes and cumulative effect
   of change in accounting for goodwill -- GAAP            (7,097)           (949)        (71,724)          (5,826)

   Add:  Restructuring and impairment costs*                7,855            2,394         59,344           12,581
         Acquisition and merger costs                           -                -              -              251
         Amortization of goodwill                               -            1,276              -            5,203
                                                       ----------      -----------       --------        ---------

Income (loss) before income taxes and
   excluding restructuring and impairment
   costs, acquisition and merger costs and
   amortization of goodwill -- Non-GAAP                       758            2,721        (12,380)          12,209

Income tax expense (benefit) -- Non-GAAP                      318            1,088         (5,200)           4,884
                                                       ----------      -----------      ---------        ---------

Net income (loss) -- Non-GAAP                          $      440      $     1,633      $  (7,180)       $   7,325
                                                       ==========      ===========      =========        =========

Earnings per share -- Non-GAAP:
   Basic                                               $     0.01      $      0.04      $   (0.17)       $    0.17
                                                       ==========      ===========      =========        =========
   Diluted                                             $     0.01      $      0.04      $   (0.17)       $    0.17
                                                       ==========      ===========      =========        =========

Weighted average shares outstanding:
   Basic                                                   42,522           42,010         42,284           41,895
                                                       ==========     ============      =========        =========
   Diluted                                                 43,388           42,757         42,284           43,118
                                                       ==========     ============      =========        =========

                                  SUMMARY OF RESTRUCTURING AND IMPAIRMENT COSTS*

Restructuring and impairment costs:
   Non-cash asset impairments                          $    5,240     $      2,343      $  32,451        $   4,890
   Severance costs                                          2,349                1         10,358            3,819
   Lease exit costs and other                                 266               50         10,940            3,872
   Non-cash write-off of goodwill                               -                -          5,595                -
                                                       ----------     ------------      ---------        ---------
Total restructuring and impairment costs               $    7,855      $     2,394      $  59,344        $  12,581
                                                       ==========      ===========      =========        =========


                                     (more)

                                  PLEXUS CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                                                       September 30,   September 30,
                                                                           2003           2002
                                                                       -------------   -------------
                                                                                (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                              $ 58,993          $ 63,347
   Short-term investments                                                   19,701            53,025
   Accounts receivable                                                     111,125            95,903
   Inventories                                                             136,515            94,032
   Deferred income taxes                                                    23,723            21,283
   Prepaid expenses and other                                                8,326            14,221
                                                                          --------          --------

   Total current assets                                                    358,383           341,811

Property, plant and equipment, net                                         131,510           170,834
Goodwill, net                                                               32,269            64,957
Deferred income taxes                                                       24,921               355
Other                                                                        5,198             5,988
                                                                          --------          --------

   Total assets                                                           $552,281          $583,945
                                                                          ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Current portion of long-term debt and capital lease obligations     $    958          $  1,652
      Accounts payable                                                      91,445            67,310
      Customer deposits                                                     14,779            13,904
      Accrued liabilities:
        Salaries and wages                                                  17,133            17,505
        Other                                                               23,753            21,586
                                                                          --------          --------

    Total current liabilities                                              148,068           121,957

Long-term debt and capital lease obligations                                23,502            25,356
Other liabilities                                                            9,695             5,943

Shareholders' equity:
    Common stock, $.01 par value, 200,000 shares authorized,
      42,607 and 42,030 shares issued and outstanding, respectively            426               420
    Additional paid-in-capital                                             261,214           256,584
    Retained earnings                                                      102,840           170,818
    Accumulated other comprehensive loss                                     6,536             2,867
                                                                          --------          --------

    Total shareholders' equity                                             371,016           430,689
                                                                          --------          --------

    Total liabilities and shareholders' equity                            $552,281          $583,945
                                                                          ========          ========

                                       ###